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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference, in the Registration Statements (Form S-8 No. 333-119803), pertaining to the New York & Company, Inc. and subsidiaries Amended and Restated 2002 Stock Option Plan and (Form S-8 No. 333-163266, Form S-8 No. 333-178085, and Form S-8 No. 333-202058), pertaining to the New York & Company, Inc. and subsidiaries, Amended and Restated 2006 Long-Term Incentive Plan, of our reports dated April 16, 2015, with respect to the consolidated financial statements and schedule of New York & Company, Inc. and the effectiveness of internal control over financial reporting of New York & Company, Inc., included in this Annual Report (Form 10-K) for the year ended January 31, 2015.

/s/ Ernst & Young LLP

New York, New York
April 16, 2015

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm